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                                                                    EXHIBIT 23.2


Holditch-Reservoir Technologies Consulting Services

                                                                          [LOGO]

1310 Commerce Drive
Park Ridge One
Pittsburgh, PA 15275-1011
Tel: 412-787-5403
Fax: 412-787-2906

27 March, 2001


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     Holditch-Reservoir Technologies Consulting Services hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Quicksilver Resources Inc. (the "Company") for the year ended December 31, 2000. We hereby further consent to the use of information contained in our reports, as of January 1, 2000 and January 1, 2001, setting forth the estimates of revenues from the Company's oil and gas reserves. We further consent to the incorporation by reference of the Form 10-K into the Company's Registration Statement on Form S-8 (Registration No. 333-94387).


                                    Very truly yours,

                                    /s/ Joseph H. Frautz, Jr.

                                    Joseph H. Frautz, Jr.
                                    Operations